Exhibit 23.2

                      Consent of PricewaterhouseCoopers LLP


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated January 28, 2004 relating to the financial statements which appear in CNB Florida Bancshares, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/  PricewaterhouseCoopers LLP
Jacksonville, Florida

April 23, 2004